UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 17, 2019

BAIN CAPITAL SPECIALTY FINANCE, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-01175	81-2878769
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 CLARENDON STREET, 37TH FLOOR, BOSTON, MA	02116
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 516-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                  Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	BCSF	New York Stock Exchange

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)                                 On July 17, 2019, the Board of Directors (the “Board”) appointed Amy Butte and Clare Richer as independent directors of Bain Capital Specialty Finance, Inc. (the “Company”). Effective upon the appointments of Ms. Butte and Ms. Richer as directors, the size of the Board was expanded from five to seven members.  The Board appointed Ms. Butte and Ms. Richer to the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee.

Ms. Butte is currently an Independent Director for BNP Paribas USA, a Board Member of Tuscan Holdings Corp. and a Board Member for DigitalOcean. She is an Advisor to the Long Term Stock Exchange and Carbon38. Ms. Butte most recently served as an Independent Trustee, and Chair of the Audit Committee, for the Fidelity Investments Strategic Advisers Funds (2011 to 2017).  She was the Founder of TILE Financial and SpendGrowGive (2008 -2012), Chief Financial Officer of Man Financial (2006-2008) and Chief Financial Officer and Executive Vice President of the New York Stock Exchange (2004-2006). Prior to that, Ms. Butte was an Equity Research Analyst at Bear Stearns and Merrill Lynch. Ms. Butte received her MBA from Harvard and her BA from Yale University.

Ms. Richer is a sitting Board Director of State Street Global Advisors SPDR ETF Mutual Funds. She is also a Trustee of the University of Notre Dame and a member of such board’s Compensation, Investment, Finance, and Audit Committees. Ms. Richer serves on the board of the Alzheimer’s Association, MA/NH chapter. From 2008 to 2017, she was the Chief Financial Officer of Putnam Investments Prior to joining Putnam Investments, Ms. Richer held multiple Finance, Operations, and P&L leadership roles during her 25-year tenure at Fidelity Investments culminating in her appointment as Chief Financial Officer and member of the Management Committee. Prior to 1983, she was a Senior Auditor as Arthur Andersen & Company.  Ms. Richer graduated from the University of Notre Dame and holds a B.B.A. in Business Administration.

There is no arrangement or understanding under which either Ms. Butte or Ms. Richer was appointed. There are no transactions involving either Ms. Butte or Ms. Richer requiring disclosure under Item 404(a) of Regulation S-K.

Additional information regarding the appointment of Ms. Butte and Ms. Richer as directors is contained in the press release attached hereto as Exhibit 99.1.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1	Press Release, dated July 19, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Bain Capital Specialty Finance, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAIN CAPITAL SPECIALTY FINANCE, INC.

Date: July 19, 2019	By:	/s/ Michael Treisman
	Name:	Michael Treisman
	Title:	Secretary

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